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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Amendment No. 4 to the Registration Statement on Form S-1 of Kinder Morgan Holdco LLC of our reports dated March 5, 2010 and March 28, 2008, except with respect to Note 15 (to the financial statements of Kinder Morgan, Inc. included in its Registration Statement on Form S-1 filed on January 16, 2009 which is not presented herein) for which the date is January 8, 2009, and to the change in Kinder Morgan, Inc.'s accounting for noncontrolling interests as discussed in Note 2 (to the financial statements in Kinder Morgan, Inc.'s Current Report on Form 8-K filed on September 18, 2009 which is not presented herein), as to which the date is September 18, 2009, relating to the financial statements of Kinder Morgan, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in this Registration Statement.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
January 28, 2011

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  Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM